As filed with the Securities and Exchange Commission on December 13, 2013
Registration No. 333-

 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

American Apparel, Inc.
(Exact name of registrant as specified in its charter)

Delaware	20-3200601
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
747 Warehouse Street
Los Angeles, California 90021-1106
(213) 488-0226
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Glenn A. Weinman, Esq.
Executive Vice President, General Counsel and Secretary
American Apparel, Inc.
747 Warehouse Street
Los Angeles, California 90021-1106
(213) 488-0226
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communication to:
P. Michelle Gasaway, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
300 South Grand Avenue, Suite 3400
Los Angeles, California 90071
(213) 687-5000
(213) 687-5600 (facsimile)

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)		Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee(2)
Common Stock, par value $0.0001 per share
Preferred Stock, par value $0.0001 per share
Warrants
TOTAL		$50,000,000	$6,440

(1) There is being registered hereunder an indeterminate number of shares of common stock and preferred stock and warrants that may be issued by the registrant at various times and at indeterminate prices, with a total offering price not to exceed $50,000,000. Pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable by the registrant with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. In addition, securities registered hereunder may be sold separately or as units with other securities registered hereunder.
Pursuant to Rule 457(i) under the Securities Act, the shares being registered hereunder include:

▪	Such indeterminate number of shares of common stock as may be issuable by the registrant upon conversion or exchange of any preferred stock or warrants issued under this registration statement.

▪	Such indeterminate number of shares of preferred stock as may be issuable by the registrant upon conversion or exchange of any preferred stock or warrants issued under this registration statement.

▪
An indeterminate number of warrants to purchase common stock and/or preferred stock. The warrants being registered hereunder include such indeterminate number of warrants as may be issuable by the registrant upon conversion or exchange of any preferred stock issued by the registrant under this registration statement.

In no event will the aggregate offering price of all securities issued by the registrant from time to time pursuant to this registration statement exceed $50,000,000. The securities registered by the registrant hereunder may be sold separately or with other securities registered hereunder.

(2) Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended.
_____________________________________________________________________________________
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated December 13, 2013
PROSPECTUS
$50,000,000

American Apparel, Inc.
Common Stock
Preferred Stock
Warrants
_____________________________________________________________________________________
We may offer and sell an indeterminate number of shares of our common stock, preferred stock and warrants from time to time under this prospectus. We may offer these securities separately or as units, which may include combinations of the securities. We will describe in a prospectus supplement the securities we are offering and selling, as well as the specific terms of the securities.
We may offer these securities in amounts, at prices and on terms determined at the time of offering. We may sell the securities directly to you, through agents we select, or through underwriters and dealers we select. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement.
Our common stock trades on the NYSE MKT under the symbol “APP.” On December 11, 2013, the closing price for our common stock, as reported on the NYSE MKT, was $1.15 per share.

Investing in our securities involves certain risks. See “Risk Factors” beginning on Page 2 of this prospectus and in the applicable prospectus supplement for certain risks you should consider. You should read the entire prospectus carefully before you make your investment decision.

 Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is                    , 2013.
_____________________________________________________________________________________

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a shelf registration process. Under the shelf registration process, we may offer shares of our common stock and preferred stock and warrants to purchase any of such securities with a total offering price of up to $50 million from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering.
This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement or free writing prospectus that will contain specific information about the terms of the offering.
A prospectus supplement or free writing prospectus may include a discussion of risks or other special considerations applicable to us or the offered securities. A prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any related prospectus supplement or free writing prospectus, you must reply on the information in the prospectus supplement or free writing prospectus. Please carefully read both this prospectus and the related prospectus supplement or free writing prospectus in their entirety together with additional information described under the heading “Where You Can Find More Information” in this prospectus. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement or free writing prospectus.
The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and securities offered under this prospectus. The registration statement can be read on the SEC’s website or at the SEC’s public reading room mentioned under the heading “Where You Can Find More Information” in this prospectus.
We have not authorized any broker-dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any related prospectus supplement or free writing prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any related prospectus supplement or free writing prospectus. This prospectus and any prospectus supplement or free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy securities, nor do this prospectus and any related prospectus supplement or free writing prospectus constitute an offer to sell or solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. The information contained in this prospectus and any related prospectus supplement or free writing prospectus speaks only as of the date set forth on the cover page and may not reflect subsequent changes in our business, financial condition, results of operations and prospects even though this prospectus and any related prospectus supplement or free writing prospectus is delivered or securities are sold on a later date.
References in this prospectus to “American Apparel,” the “Company,” “we,” “us” and “our” refer to American Apparel, Inc., a Delaware corporation, together with its wholly owned subsidiary, American Apparel (USA), LLC, and its other direct and indirect subsidiaries.

ABOUT AMERICAN APPAREL, INC.
We are a vertically integrated manufacturer, distributor, and retailer of branded fashion basic apparel and accessories for women, men, children and babies. We are based in downtown Los Angeles, California. As of December 1, 2013, we had approximately 10,000 employees and operated 246 retail stores in 20 countries: the United States, Canada, Mexico, Brazil, United Kingdom, Ireland, Austria, Belgium, France, Germany, Italy, Netherlands, Spain, Sweden, Switzerland, Israel, Australia, Japan, South Korea, and China. We also operate an e-commerce site that serves over 60 countries worldwide. In addition, American Apparel operates a leading wholesale business that supplies high quality T-shirts and other casual wear to distributors and the imprintable industry.
We conduct our primary apparel manufacturing operations out of an 800,000 square foot facility in the warehouse district of downtown Los Angeles, California. The facility houses our executive offices, as well as cutting and sewing operations. We conduct knitting operations in Los Angeles and Garden Grove, California, which produce a majority of the fabric we use in our products. We also operate dye houses that currently provide dyeing and finishing services for nearly all of the raw fabric used in production. We operate a fabric dyeing and finishing facility in Hawthorne, California. We also operate a cutting, sewing and garment dyeing and finishing facility located in South Gate, California. We operate a fabric dyeing and finishing facility located in Garden Grove, California, which also includes cutting, sewing and knitting operations. We conduct our distribution operations out of a distribution center in La Mirada, California. Because we manufacture domestically and are vertically integrated, we believe this enables us to more quickly respond to customer demand and to changing fashion trends and to closely monitor product quality. Our products are noted for their quality and fit, and together with our distinctive branding these attributes have differentiated our products in the marketplace. “American Apparel®” is a registered trademark of American Apparel (USA), LLC.
American Apparel was founded in 1998. Since inception, we have operated a wholesale business that supplies high quality T-shirts and other casual wear to distributors and the imprintable industry. In October 2003, we opened our first retail store in Los Angeles, California. In 2004, we began our online retail operations, and opened our first retail stores in Canada and Europe. Since 2005, we have opened stores in Asia, Australia, Israel and Latin America, and have further expanded throughout the United States, Canada, Europe and Asia. All of our retail stores sell the Company's apparel products directly to consumers.
Our principal executive offices are located at 747 Warehouse Street, Los Angeles, California 90021-1106, and our telephone number is (213) 488-0226. Our website is http://www.americanapparel.net, and our e-commerce website is located at http://www.americanapparel.com. The information contained on or that can be accessed through the websites of American Apparel, Inc. or its subsidiaries or brands (other than the specified SEC filings incorporated by reference in this prospectus) is not incorporated in, and is not a part of, this prospectus, and you should not rely on any such information in connection with your investment decision to purchase our securities.
RISK FACTORS
An investment in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks discussed under the sections captioned “Risk Factors” set forth in the documents and reports filed by us with the SEC, that are incorporated by reference into this prospectus, including in our most recent Annual Report on Form 10-K, as revised or supplemented by our most recent Quarterly Report on Form 10-Q, each of which are on file with the SEC and are incorporated herein by reference, as well as any risks described in any applicable prospectus supplement, before deciding whether to buy our securities. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.
This prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned below. Forward-looking statements included in this prospectus are based on information available to us on the date hereof, and all forward-looking statements in documents incorporated by reference are based on information available to us as of the date of such documents. We disclaim any intent to update any forward-looking statements.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, including the documents incorporated by reference herein, contains forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements in this prospectus other than statements of historical fact are “forward-looking statements” for purposes of these provisions. Statements that include the use of terminology such as "may," "will," "expects," "believes," "plans," "estimates," "potential," or "continue," or the negative thereof or other and similar expressions are forward-looking statements. In addition, in some cases, you can identify forward-looking statements by words or phrases such as "trend," "potential," "opportunity," "believe," "comfortable," "expect," "anticipate," "current," "intention," "estimate," "position," "assume," "outlook," "continue," "remain," "maintain," "sustain," "seek," "achieve," and similar expressions.
Any statements that refer to projections of our future financial performance, our anticipated growth and trends in our business, our goals, strategies, focuses and plans and other characterizations of future events or circumstances, including statements expressing general expectations or beliefs, whether positive or negative, about future operating results or the development of our products and any statement of assumptions underlying any of the foregoing are forward-looking statements. Forward-looking statements in this prospectus may include, without limitation, statements about:

•
our future financial condition, results of operations and plans and our prospects, expectations, goals and strategies for future growth, operating improvements and cost savings, and the timing of any of the foregoing;

•	our ability to remain in compliance or achieve compliance with financial covenants under our financing arrangements and obtain appropriate waivers or amendments with respect to any noncompliance;

•	our ability to extend, renew or refinance our existing debt;

•	our liquidity and projected cash flows;

•	our plan to make continued investments in advertising and marketing;

•	our growth, expansion and acquisition prospects and strategies, the success of such strategies, and the benefits we believe can be derived from such strategies;

•	the outcome of investigations, enforcement actions and litigation matters, including exposure, which could exceed expectations;

•	our intellectual property rights and those of others, including actual or potential competitors, our personnel, consultants and collaborators;

•	operations outside the United States;

•	trends in raw material costs and other costs both in the industry and specific to the Company;

•	the supply of raw materials and the effects of supply shortages on our financial condition, results of operations and cash flows;

•	economic and political conditions;

•	overall industry and market performance;

•	the impact of accounting pronouncements;

•	our ability to improve manufacturing efficiency at our production facilities;

•	our ability to improve efficiency and control costs at our distribution facility located in La Mirada, California, and successful operation of that facility;

•	management's goals and plans for future operations; and

•	other assumptions described in this prospectus underlying or relating to any forward-looking statements.
The forward-looking statements in this prospectus, in any related prospectus supplement or free writing prospectus and in any incorporated documents speak only as of the date hereof (or thereof, as applicable), and caution should be taken not to place undue reliance on any such forward-looking statements, which are qualified in their entirety by this cautionary statement. Forward-looking statements are subject to numerous assumptions, events, risks, uncertainties and other factors, including those that may be outside of our control and that change over time. As a result, actual results and/or the timing of events could differ materially from those expressed in or implied by the forward-looking statements and future results could differ materially from historical performance. Such assumptions, events, risks, uncertainties and other factors include, among others, those described under the Section herein entitled "Risk Factors" and elsewhere in this prospectus or in any related prospectus supplement or free writing prospectus, as well as in reports and documents we file with the SEC and include, without limitation, the following:

•	our financial condition, operating results and projected cash flows;

•	our ability to generate or obtain from external sources sufficient liquidity for operations and debt service;

•	changes in the level of consumer spending or preferences or demand for our products;

•	disruptions in the global financial markets;

•	our ability to remain in compliance or achieve compliance with financial covenants under our financing arrangements and obtain appropriate waivers or amendments with respect to any noncompliance;

•	consequences of our significant indebtedness, including our relationship with our lenders and our ability to comply with our debt agreements and generate cash flow to service our debt;

•	our ability to maintain compliance with the exchange rules of the NYSE MKT, LLC;

•	the highly competitive and evolving nature of our business in the U.S. and internationally;

•	our ability to effectively carry out and manage our strategy, including growth and expansion both in the U.S. and internationally;

•	loss of U.S. import protections or changes in duties, tariffs and quotas, and other risks associated with international business;

•	intensity of competition, both domestic and foreign;

•	technological changes in manufacturing, wholesaling, or retailing;

•	risks that our suppliers or distributors may not timely produce or deliver our products;

•	loss or reduction in sales to our wholesale or retail customers or financial nonperformance by our wholesale customers;

•	the adoption of new accounting standards or changes in interpretations of accounting principles;

•	our ability to pass on the added cost of raw materials to customers;

•	the availability of store locations at appropriate terms and our ability to identify locations and negotiate new store leases effectively and to open new stores and expand internationally;

•	our ability to renew leases at existing locations on economic terms;

•	our ability to attract customers to our stores;

•	seasonality and fluctuations in comparable store sales and margins;

•	risks associated with the recent downturn in apparel spending in the United States;

•	our ability to successfully implement our strategic, operating, financial and personnel initiatives;

•	our ability to maintain the value and image of our brand and protect our intellectual property rights;

•	changes in the cost of materials and labor, including increases in the price of raw materials in the global market;

•	our ability to improve manufacturing efficiency at our production facilities;

•	our ability to improve efficiency and control costs at our distribution facility located in La Mirada, California;

•	location of our facilities in the same geographic area;

•
risks associated with our foreign operations and foreign supply sources, such as disruption of markets, changes in import and export laws, currency restrictions, and currency exchange rate fluctuations;

•	adverse changes in our credit ratings and any related impact on financial costs and structure;

•
continued compliance with U.S. and foreign government regulations, legislation, and regulatory environments, including environmental, immigration, labor, and occupational health and safety laws and regulations;

•
the risk that information technology systems changes may disrupt our supply chain or operations and our ability to upgrade our information technology infrastructure, and other risks associated with the systems that operate our online retail operations;

•
litigation and other inquiries and investigations, including the risks that we, or our officers in cases where indemnification applies, will not be successful in defending any proceedings, lawsuits, disputes, claims or audits, and that exposure could exceed expectations or insurance coverages;

•	our ability to effectively manage inventory levels;

•	changes in key personnel, our ability to hire and retain key personnel, and our relationship with our employees;

•	general economic conditions, including increases in interest rates, geopolitical events, other regulatory changes and inflation or deflation;

•	disruptions due to severe weather or climate change;

•	disruptions due to earthquakes, flooding, tsunamis or other natural disasters; and

•	other risks referred to in the section of this prospectus entitled “Risk Factors” and in the SEC filings incorporated by reference in this prospectus.
All forward-looking statements included in this document are made as of the date hereof, based on information available to us as of the date hereof, and we assume no obligation to update any forward-looking statements.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.americanapparel.net. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus. You may also read and copy any document we file at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.
This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information in and exhibits to the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.
INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference information into this prospectus the information contained in other documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The documents incorporated by reference into this prospectus contain important information that you should read about us. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained in or omitted from this prospectus, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below which have been filed by us:

▪	Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on March 5, 2013;

▪
Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013 (filed with the SEC on May 9, 2013), June 30, 2013 (filed with the SEC on August 12, 2013), and September 30, 2013 (filed with the SEC on November 14, 2013);

▪
Portions of the Definitive Proxy Statement on Schedule 14A (filed on April 30, 2013) that are incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on March 5, 2013; and

▪
Current Reports on Form 8-K, filed with the SEC on February 11, 2013, March 6, 2013, March 29, 2013 (other than information furnished under Item 7.01 and the exhibit thereto), April 9, 2013 (other than information furnished under Item 7.01 and the exhibit thereto), June 28, 2013, July 9, 2013 (File No. 13959950) (other than information furnished under Item 7.01 and the exhibit thereto that is restricted to such item), August 21, 2013 and December 3, 2013.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial registration statement and prior to effectiveness of the registration statement, or (ii) from the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any report or documents that is not deemed filed under such provisions, on or after the date of filing of the registration statement containing this prospectus until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus is a part has been withdrawn, shall be deemed incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents.
Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or 7.01 of Form 8-K.
The documents incorporated by reference in this prospectus are available from us upon request. We will provide a copy of any and all of the information that is incorporated by reference in this prospectus to any person, without charge, upon written or oral request. Exhibits to SEC filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus. Requests for such copies should be directed to the following:

American Apparel, Inc.
747 Warehouse Street
Los Angeles, California 90021-1106
Attn: Corporate Secretary
Telephone: (213) 488-0226
USE OF PROCEEDS
We will retain broad discretion over the use of the net proceeds from the sale of our securities offered hereby. We intend to use the net proceeds from the sale of securities covered by this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement.
DILUTION

We will set forth in a prospectus supplement and/or a free writing prospectus the following information, as required, regarding any dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

•	the net tangible book value per share of our equity securities before and after the offering;

•	the amount of the change in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

•	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.
RATIO OF COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS TO EARNINGS

If we offer preference equity securities under this prospectus, then we will, if required at that time, provide a ratio of combined fixed charges and preference dividends to earnings in the applicable prospectus supplement for such offering.
DESCRIPTION OF SECURITIES
We may offer shares of our common stock and preferred stock and warrants to purchase any such securities with a total offering price of up to $50,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering. Each time we offer a type or series of securities, we will provide a prospectus supplement or a free writing prospectus that will contain specific information about the terms of the offering, including the specific amounts, prices and other important terms of the securities.
Common Stock
We may issue shares of our common stock from time to time. Holders of our common stock are entitled to one vote per share for the election of directors and on all other matters that require stockholder approval. Subject to any preferential rights of any outstanding preferred stock, in the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred stock. Our common stock does not carry any redemption rights or any preemptive rights enabling a holder to subscribe for, or receive shares of, any class of our common stock or any other securities convertible into shares of any class of our common stock.
We are authorized to issue 230,000,000 shares of common stock, par value of $0.0001 per share, of which 113,408,430 and 111,336,887 shares were issued and outstanding, respectively, as of December 4, 2013.
Our common stock is listed on the NYSE MKT under the symbol “APP.” The transfer agent and registrar for the common stock is Continental Stock Transfer & Trust Co. Its address is 17 Battery Place, New York, New York 10004.
Preferred Stock
We may issue shares of our preferred stock from time to time, in one or more series. Our board of directors is expressly granted authority by our certificate of incorporation to issue up to 1,000,000 shares of preferred stock, par value $0.0001 per share, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, option or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by our board of directors providing for the issuance of such shares. An affirmative vote of the holders of a majority of the voting power of all then outstanding shares of our capital stock entitled to vote may increase or decrease the number of authorized shares of preferred stock (but not below the number of shares thereof then outstanding), voting as a single class, without a separate vote of the holders of preferred stock unless such vote is required pursuant to any preferred stock designation.
If we issue preferred stock, we will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in the certificate of designations relating to that series. If we issue preferred stock, we will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designations that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you to read the prospectus supplement related to any series of preferred stock we may offer, as well as the complete certificate of designations that contains the terms of the applicable series of preferred stock.
As of the date of this prospectus, there are no outstanding shares of preferred stock of any series.
Warrants
We may issue warrants for the purchase of common stock and/or preferred stock in one or more series, from time to time. We may issue warrants independently or together with common stock and/or preferred stock, and the warrants may be attached to or separate from those securities.
If we issue warrants, they will be evidenced by warrant agreements or warrant certificates issued under one or more warrant agreements, which are contracts between us and an agent for the holders of the warrants. We urge you to read the prospectus supplement related to any series of warrants we may offer, as well as the complete warrant agreement and warrant certificate that contain the terms of the warrants. If we issue warrants, forms of warrant agreements and warrant certificates relating to warrants for the purchase of common stock and preferred stock will be incorporated by reference into the registration statement of which this prospectus is a part from reports we would subsequently file with the SEC.
Outstanding Warrants and Other Rights

Below is a description of warrants exercisable for, and certain other rights to purchase, shares of our common stock, outstanding as of the date of this prospectus. The following summary is not a complete description of the applicable provisions of the terms of such warrants or other rights, and is qualified in its entirety by reference thereto. See “Where You Can Find More Information.”
Lion Warrants
As of December 4, 2013, Lion Capital LLP or its affiliates (“Lion”) holds warrants exerciseable at any time during their term, all expiring on February 18, 2022, for an aggregate of 21,606,025 shares of our common stock, representing beneficial ownership of approximately 16% of the outstanding shares of our common stock on an as-exercised basis.
The Lion warrants have an exercise price of $0.75 per share, subject to adjustment, and may be exercised by paying their exercise price in cash, by cashless exercise, or by a combination of the two methods. The Lion warrants are subject to anti-dilution protections providing for proportional adjustment of the exercise price and, under certain circumstances, the number of shares of common stock issuable upon exercise of the warrants, in connection with, among things, stock dividends, subdivisions and combinations; distributions of cash (other than cash dividends), debt, warrants or rights to holders of common stock; and the issuance of additional equity securities at a price per share (or with a conversion, exercise or exchange price per share) less than market price.
SOF Warrants
SOF Investments, L.P. ("SOF"), as of December 4, 2013, holds warrants exercisable to purchase a total of up to 1,000,000 shares of common stock, with an exercise price of $2.148 per share, subject to adjustment under certain circumstances. These warrants expire on December 19, 2013.
Dov Charney Anti-Dilution Adjustments
April 2011 Charney Purchase Agreement
In connection with a purchase agreement entered into on April 26, 2011 (the "Investor Purchase Agreement"), we entered into a purchase agreement, dated as of April 27, 2011, with Dov Charney, our Chairman and Chief Executive Officer (the "Charney Purchase Agreement"), pursuant to which, among other things, Mr. Charney received certain anti-dilution rights (the "Charney Anti-Dilution Provision").
As of December 4, 2013, Mr. Charney has the right to receive a total of 20,415,800 shares of common stock pursuant to the Charney Anti-Dilution Provision, issuable in three equal installments, one per each measurement period set forth below, subject to meeting the applicable volume weighted average closing price, or VWAP for 30 consecutive trading days, calculated as set forth in the Charney Purchase Agreement as follows: (i) for the measurement period from April 16, 2012 to and including April 15, 2014, if the VWAP of the common stock during a period of 30 consecutive trading days exceeds $3.25 per share; (ii) for the measurement period from but not including April 16, 2014 to and including April 15, 2015, if the VWAP of the common stock during a period of 30 consecutive trading days exceeds $4.25 per share; and (iii) for the measurement period from but not including April 16, 2015 to and including April 15, 2016, the VWAP of the common stock during a period of 30 consecutive trading days exceeds $5.25 per share.
March 2011 Charney Purchase Agreement
The Company and Mr. Charney are parties to a purchase agreement, dated March 24, 2011, pursuant to which Mr. Charney purchased from the Company an aggregate of 3,913,399 shares of our common stock and received the right to receive a further 2,111,597 shares of our common stock if prior to March 24, 2014 (x) the closing sale price of our common stock on the NYSE MKT exceeds $3.50 for 30 consecutive trading days or (y) there is a change of control of the Company, as defined in such purchase agreement.
Anti-Takeover Effects of Certain Provisions in Our Certificate of Incorporation and Bylaws
Our certificate of incorporation and bylaws contain some provisions which may have the effect of delaying, deferring or preventing a change in control of the Company. The following summary is not a complete description of the applicable provisions of our certificate of incorporation or bylaws, the terms of the other agreements or arrangements related to our capital stock or of applicable statutory or other law, and is qualified in its entirety by reference thereto. See “Where You Can Find More Information.”
Authorized but Unissued Shares

Our authorized capital stock consists of 230,000,000 shares of common stock and 1,000,000 of preferred stock. As of December 4, 2013, we had 113,408,430 shares of common stock issued and 111,336,887 shares of common stock outstanding. Accordingly, our certificate of incorporation would permit us to issue up to 49,666,337 additional shares of common stock (after taking into account the 17,500,000 shares reserved for issuance under existing employee benefit plans or pursuant to exercise of existing options or that represent granted but unvested shares of restricted stock, 22,527,397 shares issuable to Mr. Charney as described further under the heading “Dov Charney Anti-Dilution Adjustments" in this prospectus, 22,606,025 shares reserved for issuance upon exercise of Lion’s and SOF’s warrants as described further under the heading "Warrants" in this prospectus and 4,291,811 shares issuable to Lion in the form of additional warrants if Mr. Charney’s additional shares are issued), and up to 1,000,000 shares of preferred stock. However, such issuances would be subject to the rules of the NYSE MKT, which in some cases may require stockholder approval or impose other limitations. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could make it more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Election and Removal of Directors
Our board of directors is divided into three classes (Class A, Class B and Class C), with the number of directors in each class to be as nearly equal as possible. The directors in each class are elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. At all meetings of stockholders for the election of directors, a plurality of the votes cast is sufficient to elect. Except as the General Corporation Law of the State of Delaware, or DGCL, may otherwise require, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies in the board of directors, including unfilled vacancies resulting from the removal of directors for cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum (as defined in the bylaws), or by the sole remaining director. Under the DGCL, in the case of a corporation, such as the Company, whose board is classified and where the certificate of incorporation does not provide otherwise, the stockholders, by the act of a majority of the shares then entitled to vote at an election of directors, may effect the removal of any director or the entire board of directors only for cause. All directors hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified. A director elected to fill a vacancy resulting from the death, resignation or removal of a director serves for the remainder of the full term of the director whose death, resignation or removal created such vacancy and until his successor shall have been elected and qualified.
Pursuant to the Investment Agreement dated as of March 13, 2009, between American Apparel, Inc. and Lion, Lion currently has the right to designate two persons to our board of directors and a board observer, subject to maintaining certain minimum ownership thresholds of shares of common stock issuable under Lion’s warrants. There are currently two Class B vacancies on our board of directors, as a result of the resignation of Lion’s designees on March 30, 2011. Lion has indicated that it will retain its ability to re-designate directors to our board of directors and a board observer at the appropriate time in the future, pursuant to its designation rights under the Investment Agreement.
Pursuant to the Investment Voting Agreement dated as of March 13, 2009, between Mr. Charney and Lion, for so long as Lion has the right to designate any person or persons to our board of directors, Mr. Charney has agreed to vote his shares of our common stock in favor of Lion's designees, and Lion has agreed to vote its shares of our common stock in favor of Mr. Charney each time Mr. Charney is nominated for election to our board of directors. Mr. Charney's obligation to so vote terminates if he owns less than 6,000,000 shares of our common stock (which number will be adjusted appropriately to take into account any stock split, reverse stock split or similar transaction). Lion's obligation to so vote terminates if either (i) Mr. Charney beneficially owns less than 27,900,000 shares of our common stock (which number will be adjusted appropriately to take into account any stock split, reverse stock split or similar transaction) or (ii) (A) Mr. Charney is no longer employed on a full-time basis by the Company or any subsidiary of the Company and (B) Mr. Charney is in material breach of the non-competition and nonsolicitation covenants contained in the Amended and Restated Agreement and Plan of Reorganization, dated November 7, 2007, among the Company, Mr. Charney and the other parties thereto, as extended by a letter agreement dated March 13, 2009, among the Company, Mr. Charney and Lion. Mr. Charney’s obligations under such non-competition and nonsolicitation covenants will expire on December 31, 2013, subject to earlier termination as set forth in such letter agreement.
PLAN OF DISTRIBUTION
We may sell the securities covered by this prospectus from time to time in one or more offerings. Registration of the securities covered by this prospectus does not mean, however, that those securities will necessarily be offered or sold.
We may sell the securities separately or together:

▪	through one or more underwriters or dealers in a public offering and sale by them;

▪	directly to investors; or

▪	through agents.
We may sell the securities from time to time:

▪	in one or more transactions at a fixed price or prices, which may be changed from time to time;

▪	at market prices prevailing at the times of sale;

▪	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a sales agent or market maker or into an existing trading market, on an exchange or otherwise;

•	at prices related to such prevailing market prices; or

▪	at negotiated prices.
We will describe the method of distribution of the securities and the terms of the offering in the prospectus supplement or free writing prospectus. Any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.
If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement or free writing prospectus, naming the underwriter, the nature of any such relationship.
We may designate agents to sell the securities. Unless otherwise specified in connection with any particular sale of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment.
We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement or free writing prospectus pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement or free writing prospectus, and the prospectus supplement or free writing prospectus will set forth any commissions we pay for solicitation of these contracts.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.
Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.
We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.
Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement or free writing prospectus will identify any such underwriter, dealer or agent and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Unless otherwise specified in the related prospectus supplement, all securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Any common stock sold pursuant to a prospectus supplement or free writing prospectus will be listed for trading on the NYSE MKT or other principal market for our common stock. We may apply to list any series of preferred stock or warrants on an exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for any series of securities.
Any underwriter may engage in over-allotment transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities. For a description of these activities, see the information under the heading “Underwriting” or “Plan of Distribution” in the applicable prospectus supplement.
Underwriters, broker-dealers or agents who may become involved in the sale of the common stock may engage in transactions with and perform other services for us in the ordinary course of their business for which they receive compensation.
LEGAL MATTERS
Unless the applicable prospectus supplement indicates otherwise, the validity of the securities in respect of which this prospectus is being delivered will be passed upon by Skadden, Arps, Slate, Meagher & Flom LLP, Los Angeles, California.
EXPERTS
Marcum LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012 and the effectiveness of our internal control over financial reporting as of December 31, 2012, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Marcum LLP’s reports given on their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The expenses relating to the registration of the securities offered hereby will be borne by the registrant. Such expenses (except the SEC Registration Fee) are estimated to be as follows:

Amount to be paid
SEC Registration Fee		$6,440
Accounting Fees and Expenses	$	*
Legal Fees and Expenses	$	*
Printing Expenses	$	*
Miscellaneous Expenses	$	*

Total	$	*

* These fees cannot be estimated at this time, as they are calculated based on the securities offered and the number of issuances. An estimate of the aggregate expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.
Item 15. Indemnification of Directors and Officers.
Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director's duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or for any transaction from which the director derived an improper personal benefit.
Paragraph A of Article Eighth of our certificate of incorporation provides:
"A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the GCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended. Any repeal or modification of this paragraph A by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation with respect to events occurring prior to the time of such repeal or modification."
Our certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.
Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.
"Section 145.    Indemnification of officers, directors, employees and agents; insurance.
(a)   A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.
(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.
(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.
(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.
(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.
(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.
(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
Paragraph B of Article Eighth of our certificate of incorporation provides:
“The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.”
We have entered into separate indemnification agreements with its directors and certain of its officers. The indemnification agreements provide for the indemnification of and the advancement of expenses to such directors and officers to the fullest extent (whether partial or complete) permitted by law and as set forth in the indemnification agreements, and for the continued coverage of such directors and officers under the Corporation’s directors’ and officers’ liability insurance policies.
Item 16. Exhibits.
See the Exhibit Index which is incorporated herein by reference.
Item 17. Undertakings.
(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934

(and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Los Angeles, California, on December 13, 2013.

AMERICAN APPAREL, INC.

By:	/s/ John Luttrell
John Luttrell
Chief Financial Officer

POWER OF ATTORNEY
Each person whose signature appears below hereby severally constitutes and appoints each of Dov Charney, Glenn A. Weinman and John Luttrell, and each of them singly, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments (whether pre-effective or post-effective) and exhibits to this registration statement and to any registration statement filed under Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to each such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dov Charney	Chairman of the Board and Chief Executive Officer	December 13, 2013
Dov Charney	(Principal Executive Officer)

/s/ John Luttrell	Chief Financial Officer	December 13, 2013
John Luttrell	(Principal Financial Officer, Principal Accounting Officer)

/s/ Alberto Chehebar	Director	December 13, 2013
Alberto Chehebar

/s/ David Danziger	Director	December 13, 2013
David Danziger

/s/ Robert Greene	Director	December 13, 2013
Robert Greene

/s/ Marvin Igelman	Director	December 13, 2013
Marvin Igelman

/s/ Allan Mayer	Director	December 13, 2013
Allan Mayer

/s/ William Mauer	Director	December 13, 2013
William Mauer

EXHIBIT INDEX

Exhibit Number	Description of the Document

1.1**	Underwriting agreement.

3.1
Amended and Restated Certificate of Incorporation of American Apparel, Inc. (included as Exhibit 3.1 of the Current Report on Form 8-K (File No. 00l-32697) filed December 18, 2007 and incorporated by reference herein).

3.2
Certificate of Amendment to the Amended and Restated Certificate of Incorporation of American Apparel, Inc. (included as Exhibit 3.1 of the Current Report on Form 8-K (File No. 001-32697) filed June 27, 2011 and incorporated by reference herein).

3.3	Bylaws of American Apparel, Inc., as amended (included as Exhibit 4.2 of the Registration Statement on Form S-8 (File No. 333-175430) filed July 7, 2011 and incorporated by reference herein).

4.1**	Form of Common Stock Warrant Agreement and Warrant Certificate.

4.2**	Form of Preferred Stock Warrant Agreement and Warrant Certificate.

4.3**	Form of Preferred Stock Certificate.

4.4**	Form of Certificate of Designation of Preferred Stock.

5.1*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

23.1*	Consent of Marcum LLP.

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included as part of the signature pages).

______________

*    Filed herewith.

**	To be filed by an amendment or as an exhibit to a report filed under the Securities and Exchange Act of 1934, as amended, and incorporated by reference herein.